1 Bank of America Reports Q4 Net Income of $5.5 Billion, EPS of $0.59 CET1 Ratio Improved to 11.9%, Average Deposits up $327 billion to $1.7 trillion(A) Full-Year 2020 Net Income of $17.9 billion, EPS of $1.87 Q4-20 Financial Highlights1 Q4-20 Business Segment Highlights1,2(C) Consumer Banking Global Wealth and Investment Management Global Banking Global Markets See page 10 for endnotes. 1 Financial Highlights and Business Segment Highlights are compared to the year-ago quarter unless noted. Loan and deposit balances are shown on an average basis unless noted. 2 The Corporation reports the results of operations of its four business segments and All Other on a fully taxable-equivalent (FTE) basis. 3 Tangible book value per common share and Tangible common equity ratio represent non-GAAP financial measures. For more information, see page 18. • Net income of $2.6 billion • Deposits up 23% to $885 billion; loans down 2% to $305 billion • Consumer investment assets up 27% to $306 billion; record client flows of $26 billion since Q4-19 • Client Support Actions: – ~343,000 Paycheck Protection Program loans to small business owners in 2020; ~$23 billion in outstanding balances – Processed ~2 million payment deferrals in 2020, of which ~77,000 were still in place as of December 31 • Net income of $5.5 billion, or $0.59 per diluted share • Revenue, net of interest expense, decreased 10% to $20.1 billion – Net interest income (NII)(B) declined 16% to $10.3 billion, driven by lower interest rates – Noninterest income declined 4% to $9.8 billion, reflecting a decline in other income while trading and investment banking results improved • Provision for credit losses decreased to $53 million, reflecting a reserve release of $828 million(H) • Noninterest expense increased 5% to $13.9 billion, driven primarily by higher net COVID-19 costs • Loan and lease balances in the business segments declined $23 billion, or 2%, to $913 billion, driven primarily by lower card balances and declines in commercial loans • Deposits rose $327 billion, or 23%, to $1.7 trillion • Common equity tier 1 (CET1) ratio increased 76 basis points YoY to 11.9% (Standardized)(A) • Average Global Liquidity Sources rose $367 billion, or 64%, to $943 billion(D) • Book value per common share rose 5% to $28.72; tangible book value per common share rose 6% to $20.603 • Return on average common shareholders' equity ratio of 8.4%; return on average tangible common shareholders' equity ratio of 11.7%3 • Net income of $791 million • Sales and trading revenue of $3.0 billion, including net debit valuation adjustment (DVA) losses of $56 million • Excluding net DVA, sales and trading revenue of $3.1 billion increased 7%, led by Equities(F) • Client Support Action: – Supported clients by providing liquidity and a strong and resilient trading platform From Chairman and CEO Brian Moynihan: "During 2020, we witnessed the dramatic effects of the health crisis on the economy and our company's operations. In the fourth quarter, we continued to see signs of a recovery, led by increased consumer spending, stabilizing loan demand by our commercial customers, and strong markets and investing activity. The latest stimulus package, continued progress on vaccines, and our talented teammates – who performed well helping their customers through this crisis – position us well as the recovery continues. "In the fourth quarter, we saw higher net interest income, higher Consumer revenue, record asset management fees, strong results from our Global Markets teams, and a stronger balance sheet. In 2020, we earned nearly $18 billion and achieved several key strategic objectives: gaining market share in deposits, expanding our digital leadership, and adding thousands of wealth management clients. In addition, we gained market share in investment banking and supported clients with liquidity and superior trading execution. "Also we made progress in support of our communities, committing $300 million of our $1 billion four-year initiative to help drive racial equality and economic opportunity." • Net income of $836 million • Record client balances of more than $3.3 trillion, up 10%, driven by higher market valuations and client flows • Deposits up 20% to $306 billion; loans up 7% to $187 billion • Merrill added ~22,000 net new households in 2020, and Private Bank added ~1,800 net new relationships in 2020 • Client Support Actions: – 77% of Wealth Management clients used online or mobile platforms – Record 137K WebEx meetings hosted by Merrill Lynch Wealth Management Financial Advisors, nearly 8 times Q4-19 levels – Private Bank averaged 1,800+ client interactions per day in 2020 • Net income of $1.7 billion • Firmwide investment banking fees (excl. self-led) up 26% to $1.9 billion; record 2020 investment banking fees of $7.2 billion • Improved industry ranking for investment banking fees to No. 3 for 2020(E) • Deposits up 26% to $478 billion; loans down 8% to $346 billion • Client Support Actions: – Raised $772 billion in capital in 2020 on behalf of clients

2 Bank of America Financial Highlights(G) ($ in billions, except per share data) Q4-20 Q4-19 Total revenue, net of interest expense $20.1 $22.3 Provision for credit losses 0.1 0.9 Noninterest expense 13.9 13.2 Pretax income 6.1 8.2 Pretax, pre-provision income1(G) 6.2 9.1 Income tax expense 0.6 1.2 Net Income 5.5 7.0 Diluted earnings per share $0.59 $0.74 From Chief Financial Officer Paul Donofrio: "Despite one of the worst economic environments in modern memory, we ended the year stronger than before the health crisis and well positioned to support our clients. We grew deposits by $361 billion, improved our capital ratios and increased liquidity to record levels, exceeding loans. Because of the responsible way we have operated the company over many years, we were able to support the economy by raising $772 billion in capital on behalf of clients, invest in our franchise and still be in a position to return $4.8 billion in capital to our shareholders in the first quarter of 2021 in the form of common stock repurchases and dividends." ($ in billions, except per share data) FY 2020 FY 2019 Total revenue, net of interest expense $85.5 $91.2 Provision for credit losses 11.3 3.6 Noninterest expense 55.2 54.9 Pretax income 19.0 32.8 Pretax, pre-provision income1(G) 30.3 36.3 Income tax expense 1.1 5.3 Net Income 17.9 27.4 Diluted earnings per share $1.87 $2.75 1 Pretax, pre-provision income represents a non-GAAP financial measure. For more information, see page 18.

BANK OF AMERICA

Consumer Banking[1,2]

- Net income declined $515 million to $2.6 billion, reflecting the impact of lower interest rates, lower consumer fees and higher operating costs associated with measures to protect the health and safety of employees and clients
- Revenue of $8.2 billion decreased 13%, due to lower NII from lower rates, as well as lower service charges, and lower card income driven by reduced credit card activity
- Provision for credit losses decreased $930 million to $4 million, reflecting a Q4-20 reserve release[(H)] of $559 million
  - Net charge-off ratio improved to 0.73%, compared to 1.18%
- Noninterest expense increased 8% to $4.8 billion, driven primarily by incremental expense to support customers and employees during COVID-19

Business Highlights[1,3(C)]

- Average deposits grew $166 billion, or 23%; average loans fell $6 billion, or 2%, driven by lower card balances
- Consumer investment assets grew $66 billion, or 27%, to $306 billion, driven by market performance and client flows
  - $26 billion of client flows since Q4-19 set a new record
  - 3 million client accounts, up 10% YoY
- Combined credit/debit card spend up 4%; debit card up 12% and credit card down 6%
- 7.2 million Consumer customers enrolled in Preferred Rewards, with 99% retention rate

Digital Usage Continued to Grow[1]

- 39.3 million active digital banking users, up 3%
- 30.8 million active mobile banking users, up 6%
- Digital sales were 45% of all Consumer Banking sales
- 2.4 billion digital logins in Q4-20
- 12.9 million active Zelle® users, now including small businesses; sent and received 157 million transfers worth $43 billion, up 65% and 79% YoY respectively
- Clients booked ~636,000 digital appointments with an associate

Financial Results[1]

	Three months ended		
($ in millions)	12/31/2020	9/30/2020	12/31/2019
Total revenue[2]	**$8,242**	$8,039	$9,514
Provision for credit losses	**4**	479	934
Noninterest expense	**4,807**	4,842	4,468
Pretax income	**3,431**	2,718	4,112
Income tax expense	**841**	666	1,007
Net income	**$2,590**	$2,052	$3,105

Business Highlights[1,3(C)]

	Three months ended		
($ in billions)	12/31/2020	9/30/2020	12/31/2019
Average deposits	**$885.2**	$861.0	$719.7
Average loans and leases	**305.1**	318.8	311.0
Consumer investment assets (EOP)	**306.1**	266.7	240.1
Active mobile banking users (MM)	**30.8**	30.6	29.2
Number of financial centers	**4,312**	4,309	4,300
Efficiency ratio	**58 %**	60 %	47 %
Return on average allocated capital	**27**	21	33
Total Consumer Credit Card[3]			
Average credit card outstanding balances	**$78.2**	$81.3	$95.0
Total credit/debit spend	**173.7**	166.1	167.2
Risk-adjusted margin	**10.8 %**	9.7 %	8.7 %

[1] Comparisons are to the year-ago quarter unless noted.
[2] Revenue, net of interest expense.
[3] The Consumer credit card portfolio includes Consumer Banking and GWIM.

Continued Business Leadership

- No. 1 Consumer Deposit Market Share (Estimated retail consumer deposits based on June 30, 2020 FDIC deposit data)
- No. 1 Small Business Lender (FDIC, Q3-20)
- No. 1 Online Banking and Mobile Banking Functionality (Keynova Q4-20 Online Banker Scorecard, Javelin 2020 Online and Mobile Banking Scorecards)
- No. 1 in Prime Auto Credit Distribution of New Originations Among Peers (Experian AutoCount; Franchised Dealers; largest percentage of 680+ Vantage 3.0 loan originations among key competitors as of October 2020)
- Named North America's Best Digital Bank (Euromoney, July 2020)
- Best Mortgage Lender for First-Time Homebuyers (Nerdwallet, 2020)
- Merrill Guided Investing - Best Robo-Advisor for Education (Investopedia, October 2020)

3

BANK OF AMERICA

Global Wealth and Investment Management[1,2]

- Net income decreased $199 million to $836 million, reflecting the impact of lower interest rates
- Revenue decreased 5% to $4.7 billion as lower NII from lower rates more than offset a 6% rise in asset management fees
- Noninterest expense increased 1% to $3.6 billion, mainly driven by investments in primary sales professionals

Business Highlights[1(C)]

- Total client balances up $302 billion, or 10%, to a record of more than $3.3 trillion, driven by market valuations and positive client flows
  - Average deposits increased $50 billion, or 20%, to $306 billion; average loans and leases grew $13 billion, or 7%, to $187 billion, driven by residential mortgage, custom lending and securities-based lending
  - AUM flows of $8 billion in Q4-20

Merrill Lynch Wealth Management Highlights[1]

- **Strong Client Growth and Advisor Engagement**
  - Record client balances of $2.8 trillion, up 10%
  - Record AUM balances of $1.1 trillion, up 11%
  - Added ~5,100 net new households in Q4-20 and ~22,000 in 2020
- **Digital Usage Continued to Grow**
  - 77% of Merrill Lynch households actively using online or mobile platforms; record 38% Merrill Lynch mobile app adoption, up from 26%
  - Continued growth of advisor/client digital communications; ~420k households used Secure Messaging, up 70k+ or ~20% QoQ
  - Record number of checks deposited through automated channels; 50% of all eligible checks deposited in Q4, up from 33%
  - Clients are using features more frequently: Record eDelivery enrollment of 70% (up from 60% last year), and Zelle transactions up 77% YoY

Bank of America Private Bank Highlights[1]

- **Strong Client Engagement**
  - Record client balances of $541 billion, up 11%
  - Added ~400 net new relationships in Q4-20 and ~1,800 in 2020
- **Digital Usage Continued to Grow**
  - Record 77% client adoption across online and mobile platforms; record 22% Private Bank mobile app usage, up from 12%
  - Record 71% of checks deposited through automated channels, up from 63% last year
  - Record logins up 33%; once logged in, clients are using features more frequently: Erica sessions up 111%, Zelle transactions up 82%, and digital wallet transactions up 26%

Financial Results[1]

	Three months ended		
($ in millions)	**12/31/2020**	**9/30/2020**	**12/31/2019**
Total revenue[2]	**$4,677**	$4,546	$4,913
Provision for credit losses	**8**	24	19
Noninterest expense	**3,561**	3,530	3,523
Pretax income	**1,108**	992	1,371
Income tax expense	**272**	243	336
Net income	**$836**	$749	$1,035

Business Highlights[1(C)]

	Three months ended		
($ in billions)	**12/31/2020**	**9/30/2020**	**12/31/2019**
Average deposits	**$305.9**	$291.8	$255.9
Average loans and leases	**187.2**	185.6	174.4
Total client balances (EOP)	**3,349.8**	3,066.6	3,047.8
AUM flows	**7.6**	1.4	8.1
Pretax margin	**24 %**	22 %	28 %
Return on average allocated capital	**22**	20	28

[1] Comparisons are to the year-ago quarter unless noted.
[2] Revenue, net of interest expense.

Continued Business Leadership

- No. 1 U.S. wealth management market position across client assets, deposits and loans (U.S.-based, full-service wirehouse peers based on Q3-20 earnings releases)
- No. 1 in personal trust assets under management (industry Q3-20 FDIC call reports)
- Most advisors (284) on Barron's 2020 Top 1,200 Financial Advisors list for the 11th consecutive year
- Most advisors (240) named to Forbes' Top Women Wealth Advisors list
- Most advisors (1,013) on Forbes' Best-In-State Wealth Advisors list
- No. 1 in Forbes' Top Next Generation Advisors (2020)
- No. 1 in Financial Times Top 401K Retirement Plan Advisors (2020)
- No. 1 in Barron's Top 100 Women Advisors (2020)
- Digital Wealth Impact Innovation Award for Digital Engagement (AITE Group, 2020)
- Wealth Tech Award (Professional Wealth Management, a Financial Times publication, 2020) – Best Wealth Manager in North America for use of technology
- Recognized as best Private Bank for Customer Service (North America) and Best Private Bank for Philanthropy Services (globally) by Professional Wealth Management, a Financial Times publication (2020)
- Recognized as best Private Bank in the U.S. for clients with $5-$30 million in assets by Euromoney (2020)

4

BANK OF AMERICA

Global Banking[1,2]

- Net income decreased $341 million to $1.7 billion
- Revenue of $4.8 billion decreased 7%, as higher investment banking fees were more than offset by lower NII
- Provision for credit losses decreased $10 million to $48 million
- Noninterest expense increased 5% to $2.4 billion, driven by continued investments in the business, including for Merchant Services

Business Highlights[1,2(C)]

- Average deposits increased $100 billion, or 26%, to $478 billion, reflecting client liquidity and valued relationships
- Average loans and leases declined $31 billion, or 8%, to $346 billion, driven by client paydowns
- Total corporation investment banking fees increased 26%, to $1.9 billion (excl. self-led), driven by strong equity underwriting and M&A fees

Digital Usage Continued to Grow[1]

- ~500K CashPro® users (digital banking platform) across our commercial, corporate and business banking businesses
- CashPro App Active Users increased 49% and sign-ins increased 40% (rolling 12 months), surpassing 1 million sign-ins in 2020
- CashPro App Payment Approvals value was $174 billion, with volumes increasing 53% (rolling 12 months)
- Number of checks deposited via CashPro App increased 114% and dollar volume increased 181% (rolling 12 months)
- ~19 million incoming receivables were digitally matched in last 12 months using Intelligent Receivables, which uses AI to match payments and accounts receivables (as of November 2020)
- Digital Wallet adoption for commercial cards grew by 18% YoY (as of November 2020)

Financial Results[1]

	Three months ended		
($ in millions)	**12/31/2020**	**9/30/2020**	**12/31/2019**
Total revenue[2,3]	**$4,779**	$4,517	$5,141
Provision for credit losses	**48**	883	58
Noninterest expense	**2,433**	2,364	2,318
Pretax income	**2,298**	1,270	2,765
Income tax expense	**620**	343	746
Net income	**$1,678**	$927	$2,019

Business Highlights[1,2(C)]

	Three months ended		
($ in billions)	**12/31/2020**	**9/30/2020**	**12/31/2019**
Average deposits	**$478.3**	$471.3	$378.5
Average loans and leases	**346.3**	373.1	377.4
Total Corp. IB fees (excl. self-led)[2]	**1.9**	1.8	1.5
Global Banking IB fees[2]	**1.1**	1.0	0.8
Business Lending revenue	**1.9**	1.8	2.1
Global Transaction Services revenue	**1.6**	1.6	2.1
Efficiency ratio	**51 %**	52 %	45 %
Return on average allocated capital	**16**	9	20

[1] Comparisons are to the year-ago quarter unless noted.
[2] Global Banking and Global Markets share in certain deal economics from investment banking, loan origination activities, and sales and trading activities.
[3] Revenue, net of interest expense.

Continued Business Leadership

- North America's Best Bank for Small to Medium-sized Enterprises (Euromoney, 2020)
- Best Overall Brand Middle Market Banking (Greenwich, 2019)
- North America and Latin America's Best Bank for Transaction Services (Euromoney, 2020)
- 2019 Quality, Share and Excellence Awards for U.S. Large Corporate Banking and Cash Management (Greenwich, 2019)
- Relationships with 74% of the Global Fortune 500; 95% of the U.S. Fortune 1,000 (2020)

5

BANK OF AMERICA

Global Markets[1,2]

- Net income increased $218 million to $791 million
  - Excluding net DVA, net income increased 31% to $834 million[4]
- Revenue of $3.9 billion increased 14%, driven by increases in sales and trading, equity underwriting fees, and card income
  - Excluding net DVA, revenue increased 13%[4]
- Noninterest expense increased $205 million, or 8%, to $2.8 billion, driven by higher activity-based expenses for both card and trading
- Average VaR of $81 million primarily driven by the inclusion of market volatility from the COVID-19 crisis in the look-back period[5]

Business Highlights[1,2(C)]

- Reported sales and trading revenue of $3.0 billion
- Excluding net DVA, sales and trading revenue increased 7% to $3.1 billion[(F)]
  - FICC revenue decreased 5% to $1.7 billion, as weaker trading performance in macro products and mortgages outweighed gains in credit
  - Equities revenue increased 30% to $1.3 billion, driven by strong trading performance in cash and derivatives and increased client activity

Additional Highlights

- 675+ research analysts covering 3,300+ companies, 1,350+ corporate bond issuers across 55+ economies and 24 industries

Financial Results[1]

	Three months ended		
($ in millions)	12/31/2020	9/30/2020	12/31/2019
Total revenue[2,3]	**$3,907**	$4,283	$3,425
Net DVA[4]	**(56)**	(116)	(86)
Total revenue (excl. net DVA)[2,3,4]	**$3,963**	$4,399	$3,511
Provision for credit losses	**18**	21	9
Noninterest expense	**2,820**	3,103	2,615
Pretax income	**1,069**	1,159	801
Income tax expense	**278**	301	228
Net income	**$791**	$858	$573
Net income (excl. net DVA)[4]	**$834**	$946	$638

Business Highlights[1,2(C)]

	Three months ended		
($ in billions)	12/31/2020	9/30/2020	12/31/2019
Average total assets	**$683.1**	$681.0	$680.1
Average trading-related assets	**476.6**	485.3	489.3
Average loans and leases	**74.1**	72.3	73.0
Sales and trading revenue[2]	**3.0**	3.2	2.8
Sales and trading revenue (excl. net DVA)[2(F)]	**3.1**	3.3	2.9
Global Markets IB fees[2]	**0.7**	0.7	0.6
Efficiency ratio	**72 %**	72 %	76 %
Return on average allocated capital	**9**	9	7

[1] Comparisons are to the year-ago quarter unless noted.
[2] Global Banking and Global Markets share in certain deal economics from investment banking, loan origination activities, and sales and trading activities.
[3] Revenue, net of interest expense.
[4] Revenue and net income, excluding net DVA, are non-GAAP financial measures. See endnote F on page 10 for more information.
[5] VaR model uses a historical simulation approach based on three years of historical data and an expected shortfall methodology equivalent to a 99% confidence level. Average VaR was $81MM, $109MM and $35MM for Q4-20, Q3-20 and Q4-19, respectively.

Continued Business Leadership

- CMBS Bank of the Year (GlobalCapital US Securitization Awards, 2020)
- Derivatives House of the Year (Risk Awards, 2020)
- Equity Derivatives House of the Year (GlobalCapital, 2020)
- Derivatives and Interest Rate Derivatives House of the Year (IFR Awards, 2019)
- No. 1 Global Research Firm (Institutional Investor, 2019)
- No. 1 Global Fixed Income Research Team (Institutional Investor, 2019)
- No. 1 Quality Leader in U.S. Fixed Income Overall Trading Quality and No. 1 U.S. Fixed Income Overall Service Quality (Greenwich, 2019)
- Quality Leader in Global Foreign Exchange Sales and Corporate FX Sales (Greenwich, 2019)
- Share Leader in U.S. Fixed Income Market Share (Greenwich, 2019)
- No. 1 Municipal Bonds Underwriter (Refinitiv, 2020)

6

7 All Other1 Financial Results1 Three months ended ($ in millions) 12/31/2020 9/30/2020 12/31/2019 Total revenue2 $(1,393) $(935) $(499) Provision for credit losses (25) (18) (79) Noninterest expense 306 562 315 Pretax loss (1,674) (1,479) (735) Income tax expense (benefit) (1,249) (1,774) (997) Net income (loss) $(425) $295 $262 1 Comparisons are to the year-ago quarter unless noted. 2 Revenue, net of interest expense. Note: All Other consists of asset and liability management (ALM) activities, equity investments, non-core mortgage loans and servicing activities, liquidating businesses and certain expenses not otherwise allocated to a business segment. ALM activities encompass certain residential mortgages, debt securities, and interest rate and foreign currency risk management activities. Substantially all of the results of ALM activities are allocated to our business segments. • Net loss of $425 million, compared to net income of $262 million • Revenue declined, primarily due to higher client- driven ESG investment activity, resulting in higher partnership losses on these tax-advantaged investments, as well as lower equity investment income, lower gains on sales of debt securities and lower net interest income • Tax credit partnership losses from ESG investment activities were offset by tax credits; the corporate tax rate for the fourth quarter was 11% • For the full year, the total corporate tax rate was 5.8%; excluding the ESG investment activities, the tax rate would have been 21%

BANK OF AMERICA

Credit Quality

Charge-offs

- Total net charge-offs decreased $91 million, or 9%, from Q3-20 to $881 million
  - Consumer net charge-offs decreased $82 million to $482 million, reflecting the benefit of deferrals and government stimulus in the Card business
  - Commercial net charge-offs were relatively flat at $399 million
- Net charge-off ratio decreased 2 basis points from the prior quarter to 0.38%

Provision for credit losses

- Provision expense decreased $1.3 billion from the prior quarter to $53 million
  - Consumer reserve release of $621 million, driven by Card, due to the improved macroeconomic outlook
  - Commercial reserve release of $207 million, driven by the improved macroeconomic outlook and reduced exposures to industries more heavily impacted by COVID-19
  - The reserve assessment continues to factor in the uncertainty resulting from the unprecedented nature of the current health crisis

Allowance for credit losses[4]

- Allowance for credit losses, including unfunded commitments, decreased 4% from the prior quarter to $20.7 billion
  - Allowance for loan and lease losses decreased $794 million, or 4%, from the prior quarter to $18.8 billion, representing 2.04% of total loans and leases
- Nonperforming loans (NPLs) increased $402 million, or 9%, from the prior quarter to $5.0 billion, driven by consumer real estate due to deferral activities
- Commercial reservable criticized utilized exposure increased $3.0 billion, or 8%, from the prior quarter to $38.7 billion, driven by Commercial Real Estate, primarily Hotels

Highlights[1]

	Three months ended		
($ in millions)	**12/31/2020**	**9/30/2020**	**12/31/2019**
Provision for credit losses	**$53**	$1,389	$941
Net charge-offs	**881**	972	959
Net charge-off ratio[2]	**0.38 %**	0.40 %	0.39 %
At period-end			
Nonperforming loans and leases	**$4,952**	$4,550	$3,552
Nonperforming loan and leases ratio	**0.54 %**	0.48 %	0.36 %
Allowance for loan and lease losses	**$18,802**	$19,596	$9,416
Allowance for loan and lease losses ratio[3]	**2.04 %**	2.07 %	0.97 %

[1] Comparisons are to the year-ago quarter unless noted.
[2] Net charge-off ratio is calculated as annualized net charge-offs divided by average outstanding loans and leases during the period.
[3] Allowance for loan and lease losses ratio is calculated as allowance for loan and lease losses divided by loans and leases outstanding at the end of the period.
[4] The Company's adoption of the new CECL accounting standard effective January 1, 2020 measures the allowance based on management's best estimate of lifetime expected credit losses inherent in the Company's lending activities. December 31, 2019 reflects measurement of the allowance based on management's estimate of probable incurred credit losses.

Note: Ratios do not include loans accounted for under the fair value option.

See page 10 for endnotes.

8

BANK OF AMERICA

Balance Sheet, Liquidity and Capital Highlights ($ in billions except per share data, end of period, unless otherwise noted)[(A)(B)(C)]

	Three months ended		
	12/31/2020	**9/30/2020**	**12/31/2019**
Ending Balance Sheet			
Total assets	**$2,819.6**	$2,738.5	$2,434.1
Total loans and leases	**927.9**	955.2	983.4
Total loans and leases in business segments (excluding All Other)	**906.6**	932.1	946.3
Total deposits	**1,795.5**	1,702.9	1,434.8
Average Balance Sheet			
Average total assets	**$2,791.9**	$2,739.7	$2,450.0
Average loans and leases	**934.8**	974.0	974.0
Average deposits	**1,737.1**	1,695.5	1,410.4
Funding and Liquidity			
Long-term debt	**$262.9**	$255.7	$240.9
Global Liquidity Sources, average[(D)]	**943**	859	576
Equity			
Common shareholders' equity	**$248.4**	$245.4	$241.4
Common equity ratio	**8.8 %**	9.0 %	9.9 %
Tangible common shareholders' equity[1]	**$178.2**	$175.2	$171.5
Tangible common equity ratio[1]	**6.5 %**	6.6 %	7.3 %
Per Share Data			
Common shares outstanding (in billions)	**8.65**	8.66	8.84
Book value per common share	**$28.72**	$28.33	$27.32
Tangible book value per common share[1]	**20.60**	20.23	19.41
Regulatory Capital[(A)]			
CET1 capital	**$176.7**	$173.2	$166.8
Standardized approach			
Risk-weighted assets	**$1,480**	$1,460	$1,493
CET1 ratio	**11.9 %**	11.9 %	11.2 %
Advanced approaches			
Risk-weighted assets	**$1,372**	$1,364	$1,447
CET1 ratio	**12.9 %**	12.7 %	11.5 %
Supplementary leverage			
Supplementary leverage ratio (SLR)	**7.2 %**	6.9 %	6.4 %

[1] Represents a non-GAAP financial measure. For reconciliation, see page 18.

9

10 A Regulatory capital ratios at December 31, 2020 are preliminary. The Corporation reports regulatory capital ratios under both the Standardized and Advanced approaches. The approach that yields the lower ratio is used to assess capital adequacy, which for Common equity tier 1 (CET1) is the Standardized approach for all quarters presented. Supplementary leverage exposure at both December 31, 2020 and September 30, 2020 excludes U.S. Treasury securities and deposits at Federal Reserve Banks. B We also measure net interest income on an FTE basis, which is a non-GAAP financial measure. FTE basis is a performance measure used in operating the business that management believes provides investors a more accurate picture of the interest margin for comparative purposes. We believe that this presentation allows for comparison of amounts from both taxable and tax-exempt sources and is consistent with industry practice. Net interest income on an FTE basis was $10.4 billion, $10.2 billion and $12.3 billion for the three months ended December 31, 2020, September 30, 2020 and December 31, 2019, respectively. The FTE adjustment was $113 million, $114 million and $145 million for the three months ended December 31, 2020, September 30, 2020 and December 31, 2019, respectively. C We present certain key financial and nonfinancial performance indicators (KPIs) that management uses when assessing consolidated and/or segment results. We believe this information is useful because it provides management and investors with information about underlying operational performance and trends. KPIs are presented in Balance Sheet, Liquidity and Capital Highlights and on the Segment pages for each segment. D Global Liquidity Sources (GLS) include cash and high-quality, liquid, unencumbered securities, inclusive of U.S. government securities, U.S. agency securities, U.S. agency MBS, and a select group of non-U.S. government and supranational securities, and other investment-grade securities, and are readily available to meet funding requirements as they arise. It does not include Federal Reserve Discount Window or Federal Home Loan Bank borrowing capacity. Transfers of liquidity among legal entities may be subject to certain regulatory and other restrictions. E Source: Dealogic as of January 1, 2021. F Global Markets revenue and net income, excluding net debit valuation adjustments (DVA), and sales and trading revenue, excluding net DVA, are non- GAAP financial measures. Net DVA losses were $56 million, $116 million and $86 million for the three months ended December 31, 2020, September 30, 2020 and December 31, 2019, respectively. FICC net DVA losses were $52 million, $107 million and $81 million for the three months ended December 31, 2020, September 30, 2020 and December 31, 2019, respectively. Equities net DVA losses were $4 million, $9 million and $5 million for the three months ended December 31, 2020, September 30, 2020 and December 31, 2019, respectively. G Pretax, pre-provision income (PTPI) at the consolidated level is a non-GAAP financial measure calculated by adjusting consolidated pretax income to add back provision for credit losses. Management believes that PTPI is a useful financial measure as it enables an assessment of the Company’s ability to generate earnings to cover credit losses through a credit cycle and provides an additional basis for comparing the Company's results of operations between periods by isolating the impact of provision for credit losses, which can vary significantly between periods. For Reconciliations to GAAP financial measures, see page 18. H Endnotes Reserve Build (or Release) is calculated by subtracting net charge-offs for the period from the provision for credit losses recognized in that period. The period-end allowance, or reserve, for credit losses reflects the beginning of the period allowance adjusted for net charge-offs recorded in that period plus the provision for credit losses recognized in that period.

11 Contact Information and Investor Conference Call Invitation Investor Call Information Note: Chief Executive Officer Brian Moynihan and Chief Financial Officer Paul Donofrio will discuss fourth- quarter 2020 financial results in a conference call at 8:30 a.m. ET today. The presentation and supporting materials can be accessed on the Bank of America Investor Relations website at http://investor.bankofamerica.com. For a listen-only connection to the conference call, dial 1.877.200.4456 (U.S.) or 1.785.424.1732 (international). The conference ID is 79795. Please dial in 10 minutes prior to the start of the call. Investors can access replays of the conference call by visiting the Investor Relations website or by calling 1.800.934.4850 (U.S.) or 1.402.220.1178 (international) from January 19 through January 29. Bank of America Bank of America is one of the world’s leading financial institutions, serving individual consumers, small and middle-market businesses and large corporations with a full range of banking, investing, asset management and other financial and risk management products and services. The company provides unmatched convenience in the United States, serving approximately 66 million consumer and small business clients with approximately 4,300 retail financial centers, including approximately 2,700 lending centers, 2,600 financial centers with a Consumer Investment Financial Solutions Advisor and approximately 2,400 business centers; approximately 17,000 ATMs; and award-winning digital banking with approximately 39 million active users, including approximately 31 million mobile users. Bank of America is a global leader in wealth management, corporate and investment banking and trading across a broad range of asset classes, serving corporations, governments, institutions and individuals around the world. Bank of America offers industry- leading support to approximately 3 million small business households through a suite of innovative, easy-to-use online products and services. The company serves clients through operations across the United States, its territories and approximately 35 countries. Bank of America Corporation stock (NYSE: BAC) is listed on the New York Stock Exchange. Forward-Looking Statements Bank of America Corporation (the “Company”) and its management may make certain statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historical or current facts. Forward-looking statements often use words such as “anticipates,” “targets,” “expects,” “hopes,” “estimates,” “intends,” “plans,” “goals,” “believes,” “continue” and other similar expressions or future or conditional verbs such as “will,” “may,” “might,” “should,” “would” and “could.” Forward-looking statements represent the Company’s current expectations, plans or forecasts of its future results, revenues, provision for credit losses, expenses, efficiency ratio, capital measures, strategy, and future business and economic conditions more generally, and other future matters. These statements are not guarantees of future results or performance and involve certain known and unknown risks, uncertainties and assumptions that are difficult to predict and are often beyond the Company’s control. Actual outcomes and results may differ materially from those expressed in, or implied by, any of these forward-looking statements. Reporters May Contact: Jerry Dubrowski, Bank of America, 1.646.855.1195 (office) or 1.508.843.5626 (mobile) jerome.f.dubrowski@bofa.com Christopher Feeney, Bank of America, 1.980.386.6794 (office) christopher.feeney@bofa.com Investors May Contact: Lee McEntire, Bank of America, 1.980.388.6780 lee.mcentire@bofa.com Jonathan Blum, Bank of America (Fixed Income), 1.212.449.3112 jonathan.blum@bofa.com

12 You should not place undue reliance on any forward-looking statement and should consider the following uncertainties and risks, as well as the risks and uncertainties more fully discussed under Item 1A. Risk Factors of the Company’s 2019 Annual Report on Form 10-K and in any of the Company’s subsequent Securities and Exchange Commission filings: the Company’s potential judgments, claims, damages, penalties, fines and reputational damage resulting from pending or future litigation and regulatory and government actions, including as a result of our participation in and execution of government programs related to the Coronavirus Disease 2019 (COVID-19) pandemic; the possibility that the Company’s future liabilities may be in excess of its recorded liability and estimated range of possible loss for litigation, regulatory, and representations and warranties exposures; the possibility that the Company could face increased servicing, fraud, indemnity, contribution or other claims from one or more counterparties, including trustees, purchasers of loans, underwriters, issuers, monolines, private-label and other investors, or other parties involved in securitizations; the Company’s ability to resolve representations and warranties repurchase and related claims, including claims brought by investors or trustees seeking to avoid the statute of limitations for repurchase claims; the risks related to the discontinuation of the London Interbank Offered Rate and other reference rates, including increased expenses and litigation and the effectiveness of hedging strategies; uncertainties about the financial stability and growth rates of non-U.S. jurisdictions, the risk that those jurisdictions may face difficulties servicing their sovereign debt, and related stresses on financial markets, currencies and trade, and the Company’s exposures to such risks, including direct, indirect and operational; the impact of U.S. and global interest rates, inflation, currency exchange rates, economic conditions, trade policies and tensions, including tariffs, and potential geopolitical instability; the impact of the interest rate environment on the Company’s business, financial condition and results of operations; the possibility that future credit losses may be higher than currently expected due to changes in economic assumptions, customer behavior, adverse developments with respect to U.S. or global economic conditions and other uncertainties; the Company’s ability to achieve its expense targets and expectations regarding revenue, net interest income, provision for credit losses, net charge-offs, effective tax rate, loan growth or other projections; adverse changes to the Company’s credit ratings from the major credit rating agencies; an inability to access capital markets or maintain deposits or borrowing costs; estimates of the fair value and other accounting values, subject to impairment assessments, of certain of the Company’s assets and liabilities; the estimated or actual impact of changes in accounting standards or assumptions in applying those standards; uncertainty regarding the content, timing and impact of regulatory capital and liquidity requirements; the impact of adverse changes to total loss-absorbing capacity requirements, stress capital buffer requirements and/or global systemically important bank surcharges; the potential impact of actions of the Board of Governors of the Federal Reserve System on the Company’s capital plans; the effect of regulations, other guidance or additional information on the impact from the Tax Cuts and Jobs Act; the impact of implementation and compliance with U.S. and international laws, regulations and regulatory interpretations, including, but not limited to, recovery and resolution planning requirements, Federal Deposit Insurance Corporation assessments, the Volcker Rule, fiduciary standards, derivatives regulations and the Coronavirus Aid, Relief, and Economic Security Act and any similar or related rules and regulations; a failure or disruption in or breach of the Company’s operational or security systems or infrastructure, or those of third parties, including as a result of cyber-attacks or campaigns; the impact on the Company’s business, financial condition and results of operations from the United Kingdom's exit from the European Union; the impact of any future federal government shutdown and uncertainty regarding the federal government’s debt limit or changes to the U.S. presidential administration and Congress; the emergence of widespread health emergencies or pandemics, including the magnitude and duration of the COVID-19 pandemic and its impact on the U.S. and/or global economy, financial market conditions and our business, results of operations and financial condition; the impact of natural disasters, military conflict, terrorism or other geopolitical events; and other matters. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update any forward-looking statement to reflect the impact of circumstances or events that arise after the date the forward-looking statement was made. “Bank of America” and “BofA Securities” are the marketing names used by the Global Banking and Global Markets divisions of Bank of America Corporation. Lending, other commercial banking activities, and trading in certain financial instruments are performed globally by banking affiliates of Bank of America Corporation, including Bank of America, N.A., Member FDIC. Trading in securities and financial instruments, and strategic advisory, and other investment banking activities, are performed globally by investment banking affiliates of Bank of America Corporation (“Investment Banking Affiliates”) or other affiliates, including, in the United States, BofA Securities, Inc., Merrill Lynch Professional Clearing Corp. and Merrill Lynch, Pierce, Fenner & Smith, each of which are registered broker-dealers and Members of SIPC, and, in other jurisdictions, by locally registered entities. BofA Securities, Inc. and Merrill Lynch Professional Clearing Corp. are registered as futures commission merchants with the CFTC and are members of the NFA. Investment products offered by Investment Banking Affiliates:  Are Not FDIC Insured · May Lose Value · Are Not Bank Guaranteed. Bank of America Corporation’s broker-dealers are not banks and are separate legal entities from their bank affiliates. The obligations of the broker-dealers are not obligations of their bank affiliates (unless explicitly stated otherwise), and these bank affiliates are not responsible for securities sold, offered, or recommended by the broker-dealers. The foregoing also applies to other non-bank affiliates. For more Bank of America news, including dividend announcements and other important information, visit the Bank of America newsroom at https://newsroom.bankofamerica.com. www.bankofamerica.com

13

Bank of America Corporation and Subsidiaries

Selected Financial Data

(In millions, except per share data)

Summary Income Statement	Year Ended December 31 2020	Year Ended December 31 2019	Fourth Quarter 2020	Third Quarter 2020	Fourth Quarter 2019
Net interest income	$ 43,360	$ 48,891	$ 10,253	$ 10,129	$ 12,140
Noninterest income	42,168	42,353	9,846	10,207	10,209
Total revenue, net of interest expense	85,528	91,244	20,099	20,336	22,349
Provision for credit losses	11,320	3,590	53	1,389	941
Noninterest expense	55,213	54,900	13,927	14,401	13,239
Income before income taxes	18,995	32,754	6,119	4,546	8,169
Income tax expense	1,101	5,324	649	(335)	1,175
Net income	$ 17,894	$ 27,430	$ 5,470	$ 4,881	$ 6,994
Preferred stock dividends	1,421	1,432	262	441	246
Net income applicable to common shareholders	$ 16,473	$ 25,998	$ 5,208	$ 4,440	$ 6,748
Average common shares issued and outstanding	8,753.2	9,390.5	8,724.9	8,732.9	9,017.1
Average diluted common shares issued and outstanding	8,796.9	9,442.9	8,785.0	8,777.5	9,079.5
Summary Average Balance Sheet					
Total debt securities	$ 532,266	$ 450,090	$ 653,189	$ 533,261	$ 464,884
Total loans and leases	982,467	958,416	934,798	974,018	973,986
Total earning assets	2,317,899	2,040,263	2,416,153	2,374,926	2,086,481
Total assets	2,683,122	2,405,830	2,791,874	2,739,684	2,450,005
Total deposits	1,632,998	1,380,326	1,737,139	1,695,488	1,410,439
Common shareholders' equity	243,685	244,853	246,840	243,896	243,439
Total shareholders' equity	267,309	267,889	271,020	267,323	266,900
Performance Ratios					
Return on average assets	0.67 %	1.14 %	0.78 %	0.71 %	1.13 %
Return on average common shareholders' equity	6.76	10.62	8.39	7.24	11.00
Return on average tangible common shareholders' equity [(1)]	9.48	14.86	11.73	10.16	15.43
Per Common Share Information					
Earnings	$ 1.88	$ 2.77	$ 0.60	$ 0.51	$ 0.75
Diluted earnings	1.87	2.75	0.59	0.51	0.74
Dividends paid	0.72	0.66	0.18	0.18	0.18
Book value	28.72	27.32	28.72	28.33	27.32
Tangible book value [(1)]	20.60	19.41	20.60	20.23	19.41

Summary Period-End Balance Sheet	December 31 2020	September 30 2020	December 31 2019
Total debt securities	$ 684,850	$ 584,397	$ 472,197
Total loans and leases	927,861	955,172	983,426
Total earning assets	2,480,665	2,360,146	2,094,296
Total assets	2,819,627	2,738,452	2,434,079
Total deposits	1,795,480	1,702,880	1,434,803
Common shareholders' equity	248,414	245,423	241,409
Total shareholders' equity	272,924	268,850	264,810
Common shares issued and outstanding	8,650.8	8,661.5	8,836.1

Credit Quality	Year Ended December 31 2020	Year Ended December 31 2019	Fourth Quarter 2020	Third Quarter 2020	Fourth Quarter 2019
Total net charge-offs	$ 4,121	$ 3,648	$ 881	$ 972	$ 959
Net charge-offs as a percentage of average loans and leases outstanding [(2)]	0.42 %	0.38 %	0.38 %	0.40 %	0.39 %
Provision for credit losses	$ 11,320	$ 3,590	$ 53	$ 1,389	$ 941

	December 31 2020	September 30 2020	December 31 2019
Total nonperforming loans, leases and foreclosed properties [(3)]	$ 5,116	$ 4,730	$ 3,837
Nonperforming loans, leases and foreclosed properties as a percentage of total loans, leases and foreclosed properties [(3)]	0.56 %	0.50 %	0.39 %
Allowance for loan and lease losses	$ 18,802	$ 19,596	$ 9,416
Allowance for loan and lease losses as a percentage of total loans and leases outstanding [(2)]	2.04 %	2.07 %	0.97 %

For footnotes, see page 14.

Current-period information is preliminary and based on company data available at the time of the presentation.

Current-period information is preliminary and based on company data available at the time of the presentation. 14 Bank of America Corporation and Subsidiaries Selected Financial Data (continued) (Dollars in millions) Capital Management     December 31 2020 September 30 2020 December 31 2019    Regulatory capital metrics (4): Common equity tier 1 capital $ 176,682 $ 173,213 $ 166,760 Common equity tier 1 capital ratio - Standardized approach 11.9% 11.9% 11.2 % Common equity tier 1 capital ratio - Advanced approaches 12.9 12.7 11.5 Tier 1 leverage ratio 7.4 7.4 7.9 Tangible equity ratio (5) 7.4 7.4 8.2 Tangible common equity ratio (5) 6.5 6.6 7.3 (1) Return on average tangible common shareholders’ equity and tangible book value per share of common stock are non-GAAP financial measures. We believe the use of ratios that utilize tangible equity provides additional useful information because they present measures of those assets that can generate income. Tangible book value per share provides additional useful information about the level of tangible assets in relation to outstanding shares of common stock. See Reconciliations to GAAP Financial Measures on page 18. (2) Ratios do not include loans accounted for under the fair value option. Charge-off ratios are annualized for the quarterly presentation. (3) Balances do not include past due consumer credit card loans, consumer loans secured by real estate where repayments are insured by the Federal Housing Administration and individually insured long-term stand-by agreements (fully insured home loans), and in general, other consumer and commercial loans not secured by real estate, and nonperforming loans held for sale or accounted for under the fair value option. (4) Regulatory capital ratios at December 31, 2020 are preliminary. Bank of America Corporation reports regulatory capital ratios under both the Standardized and Advanced approaches. The approach that yields the lower ratio is used to assess capital adequacy, which for Common equity tier 1 (CET1) is the Standardized approach for all periods presented. (5) Tangible equity ratio equals period-end tangible shareholders’ equity divided by period-end tangible assets. Tangible common equity ratio equals period-end tangible common shareholders’ equity divided by period-end tangible assets. Tangible shareholders’ equity and tangible assets are non-GAAP financial measures. We believe the use of ratios that utilize tangible equity provides additional useful information because they present measures of those assets that can generate income. See Reconciliations to GAAP Financial Measures on page 18.

15

Bank of America Corporation and Subsidiaries

Quarterly Results by Business Segment and All Other

(Dollars in millions)

	Fourth Quarter 2020				
	Consumer Banking	**GWIM**	**Global Banking**	**Global Markets**	**All Other**
Total revenue, net of interest expense	**$ 8,242**	**$ 4,677**	**$ 4,779**	**$ 3,907**	**$ (1,393)**
Provision for credit losses	**4**	**8**	**48**	**18**	**(25)**
Noninterest expense	**4,807**	**3,561**	**2,433**	**2,820**	**306**
Net income (loss)	**2,590**	**836**	**1,678**	**791**	**(425)**
Return on average allocated capital [1]	**27 %**	**22 %**	**16 %**	**9 %**	**n/m**
Balance Sheet					
Average					
Total loans and leases	**$ 305,146**	**$ 187,167**	**$ 346,323**	**$ 74,133**	**$ 22,029**
Total deposits	**885,210**	**305,870**	**478,269**	**54,539**	**13,251**
Allocated capital [1]	**38,500**	**15,000**	**42,500**	**36,000**	**n/m**
Quarter end					
Total loans and leases	**$ 299,934**	**$ 188,562**	**$ 339,649**	**$ 78,415**	**$ 21,301**
Total deposits	**912,652**	**322,157**	**493,748**	**53,925**	**12,998**

	Third Quarter 2020				
	Consumer Banking	GWIM	Global Banking	Global Markets	All Other
Total revenue, net of interest expense	$ 8,039	$ 4,546	$ 4,517	$ 4,283	$ (935)
Provision for credit losses	479	24	883	21	(18)
Noninterest expense	4,842	3,530	2,364	3,103	562
Net income	2,052	749	927	858	295
Return on average allocated capital [1]	21 %	20 %	9 %	9 %	n/m
Balance Sheet					
Average					
Total loans and leases	$ 318,751	$ 185,587	$ 373,118	$ 72,319	$ 24,243
Total deposits	860,999	291,845	471,288	56,475	14,881
Allocated capital [1]	38,500	15,000	42,500	36,000	n/m
Quarter end					
Total loans and leases	$ 312,447	$ 187,211	$ 356,919	$ 75,475	$ 23,120
Total deposits	872,022	295,893	465,399	56,727	12,839

	Fourth Quarter 2019				
	Consumer Banking	GWIM	Global Banking	Global Markets	All Other
Total revenue, net of interest expense	$ 9,514	$ 4,913	$ 5,141	$ 3,425	$ (499)
Provision for credit losses	934	19	58	9	(79)
Noninterest expense	4,468	3,523	2,318	2,615	315
Net income	3,105	1,035	2,019	573	262
Return on average allocated capital [1]	33 %	28 %	20 %	7 %	n/m
Balance Sheet					
Average					
Total loans and leases	$ 311,008	$ 174,374	$ 377,359	$ 73,044	$ 38,201
Total deposits	719,668	255,912	378,510	32,866	23,483
Allocated capital [1]	37,000	14,500	41,000	35,000	n/m
Quarter end					
Total loans and leases	$ 317,409	$ 176,600	$ 379,268	$ 72,993	$ 37,156
Total deposits	730,745	263,113	383,180	34,676	23,089

[1] Return on average allocated capital is calculated as net income, adjusted for cost of funds and earnings credits and certain expenses related to intangibles, divided by average allocated capital. Other companies may define or calculate these measures differently.

n/m = not meaningful

Certain prior-period amounts have been reclassified among the segments to conform to current-period presentation.

The Company reports the results of operations of its four business segments and All Other on a fully taxable-equivalent (FTE) basis.

Current-period information is preliminary and based on company data available at the time of the presentation.

16

Bank of America Corporation and Subsidiaries

Annual Results by Business Segment and All Other

(Dollars in millions)

	Year Ended December 31, 2020				
	Consumer Banking	GWIM	Global Banking	Global Markets	All Other
Total revenue, net of interest expense	$ 33,262	$ 18,584	$ 18,987	$ 18,766	$ (3,572)
Provision for credit losses	5,765	357	4,897	251	50
Noninterest expense	18,878	14,154	9,337	11,422	1,422
Net income (loss)	6,507	3,075	3,470	5,249	(407)
Return on average allocated capital [1]	17 %	21 %	8 %	15 %	n/m
Balance Sheet					
Average					
Total loans and leases	$ 315,580	$ 183,402	$ 382,264	$ 73,062	$ 28,159
Total deposits	823,666	287,123	456,562	47,400	18,247
Allocated capital [1]	38,500	15,000	42,500	36,000	n/m
Period end					
Total loans and leases	$ 299,934	$ 188,562	$ 339,649	$ 78,415	$ 21,301
Total deposits	912,652	322,157	493,748	53,925	12,998

	Year Ended December 31, 2019				
	Consumer Banking	GWIM	Global Banking	Global Markets	All Other
Total revenue, net of interest expense	$ 38,587	$ 19,538	$ 20,483	$ 15,614	$ (2,383)
Provision for credit losses	3,772	82	414	(9)	(669)
Noninterest expense	17,646	13,825	9,011	10,728	3,690
Net income (loss)	12,962	4,251	8,073	3,500	(1,356)
Return on average allocated capital [1]	35 %	29 %	20 %	10 %	n/m
Balance Sheet					
Average					
Total loans and leases	$ 300,933	$ 168,910	$ 374,304	$ 71,334	$ 42,935
Total deposits	708,340	256,516	362,731	31,380	21,359
Allocated capital [1]	37,000	14,500	41,000	35,000	n/m
Period end					
Total loans and leases	$ 317,409	$ 176,600	$ 379,268	$ 72,993	$ 37,156
Total deposits	730,745	263,113	383,180	34,676	23,089

[1] Return on average allocated capital is calculated as net income, adjusted for cost of funds and earnings credits and certain expenses related to intangibles, divided by average allocated capital. Other companies may define or calculate these measures differently.

n/m = not meaningful

Certain prior-period amounts have been reclassified among the segments to conform to current-period presentation.

Current-period information is preliminary and based on company data available at the time of the presentation.

Current-period information is preliminary and based on company data available at the time of the presentation. 17 Bank of America Corporation and Subsidiaries Supplemental Financial Data (Dollars in millions) Year Ended December 31 Fourth Quarter 2020 Third Quarter 2020 Fourth Quarter 2019FTE basis data (1) 2020 2019 Net interest income $ 43,859 $ 49,486 $ 10,366 $ 10,243 $ 12,285 Total revenue, net of interest expense 86,027 91,839 20,212 20,450 22,494 Net interest yield 1.90% 2.43% 1.71% 1.72% 2.35 % Efficiency ratio 64.18 59.78 68.90 70.42 58.85 Other Data     December 31 2020 September 30 2020 December 31 2019 Number of financial centers - U.S. 4,312 4,309 4,300 Number of branded ATMs - U.S. 16,904 16,962 16,788 Headcount 212,505 211,225 208,131 (1) FTE basis is a non-GAAP financial measure. FTE basis is a performance measure used by management in operating the business that management believes provides investors with a more accurate picture of the interest margin for comparative purposes. The Corporation believes that this presentation allows for comparison of amounts from both taxable and tax-exempt sources and is consistent with industry practices. Net interest income includes FTE adjustments of $499 million and $595 million for the years ended December 31, 2020 and 2019, $113 million and $114 million for the fourth and third quarters of 2020, and $145 million for the fourth quarter of 2019. Certain prior-period amounts have been reclassified to conform to current-period presentation.

18

Bank of America Corporation and Subsidiaries
Reconciliations to GAAP Financial Measures

(Dollars in millions, except per share information)

The Corporation evaluates its business based on the following ratios that utilize tangible equity, a non-GAAP financial measure. Tangible equity represents an adjusted shareholders' equity or common shareholders' equity amount which has been reduced by goodwill and intangible assets (excluding mortgage servicing rights), net of related deferred tax liabilities. Return on average tangible common shareholders' equity measures the Corporation's net income applicable to common shareholders as a percentage of adjusted average common shareholders' equity. The tangible common equity ratio represents adjusted ending common shareholders' equity divided by total assets less goodwill and intangible assets (excluding mortgage servicing rights), net of related deferred tax liabilities. Return on average tangible shareholders' equity measures the Corporation's net income as a percentage of adjusted average total shareholders' equity. The tangible equity ratio represents adjusted ending shareholders' equity divided by total assets less goodwill and intangible assets (excluding mortgage servicing rights), net of related deferred tax liabilities. Tangible book value per common share represents adjusted ending common shareholders' equity divided by ending common shares outstanding. These measures are used to evaluate the Corporation's use of equity. In addition, profitability, relationship and investment models all use return on average tangible shareholders' equity as key measures to support our overall growth goals.

See the tables below for reconciliations of these non-GAAP financial measures to the most closely related financial measures defined by GAAP for the years ended December 31, 2020 and 2019 and the three months ended December 31, 2020, September 30, 2020 and December 31, 2019. The Corporation believes the use of these non-GAAP financial measures provides additional clarity in understanding its results of operations and trends. Other companies may define or calculate supplemental financial data differently.

	Year Ended December 31		Fourth Quarter	Third Quarter	Fourth Quarter
	2020	2019	**2020**	2020	2019
Reconciliation of income before income taxes to pretax, pre-provision income					
Income before income taxes	**$ 18,995**	$ 32,754	**$ 6,119**	$ 4,546	$ 8,169
Provision for credit losses	**11,320**	3,590	**53**	1,389	941
Pretax, pre-provision income	**$ 30,315**	$ 36,344	**$ 6,172**	$ 5,935	$ 9,110
Reconciliation of average shareholders' equity to average tangible shareholders' equity and average tangible common shareholders' equity					
Shareholders' equity	**$ 267,309**	$ 267,889	**$ 271,020**	$ 267,323	$ 266,900
Goodwill	**(68,951)**	(68,951)	**(68,951)**	(68,951)	(68,951)
Intangible assets (excluding mortgage servicing rights)	**(1,862)**	(1,721)	**(2,173)**	(1,976)	(1,678)
Related deferred tax liabilities	**821**	773	**910**	855	730
Tangible shareholders' equity	**$ 197,317**	$ 197,990	**$ 200,806**	$ 197,251	$ 197,001
Preferred stock	**(23,624)**	(23,036)	**(24,180)**	(23,427)	(23,461)
Tangible common shareholders' equity	**$ 173,693**	$ 174,954	**$ 176,626**	$ 173,824	$ 173,540
Reconciliation of period-end shareholders' equity to period-end tangible shareholders' equity and period-end tangible common shareholders' equity					
Shareholders' equity	**$ 272,924**	$ 264,810	**$ 272,924**	$ 268,850	$ 264,810
Goodwill	**(68,951)**	(68,951)	**(68,951)**	(68,951)	(68,951)
Intangible assets (excluding mortgage servicing rights)	**(2,151)**	(1,661)	**(2,151)**	(2,185)	(1,661)
Related deferred tax liabilities	**920**	713	**920**	910	713
Tangible shareholders' equity	**$ 202,742**	$ 194,911	**$ 202,742**	$ 198,624	$ 194,911
Preferred stock	**(24,510)**	(23,401)	**(24,510)**	(23,427)	(23,401)
Tangible common shareholders' equity	**$ 178,232**	$ 171,510	**$ 178,232**	$ 175,197	$ 171,510
Reconciliation of period-end assets to period-end tangible assets					
Assets	**$ 2,819,627**	$ 2,434,079	**$ 2,819,627**	$ 2,738,452	$ 2,434,079
Goodwill	**(68,951)**	(68,951)	**(68,951)**	(68,951)	(68,951)
Intangible assets (excluding mortgage servicing rights)	**(2,151)**	(1,661)	**(2,151)**	(2,185)	(1,661)
Related deferred tax liabilities	**920**	713	**920**	910	713
Tangible assets	**$ 2,749,445**	$ 2,364,180	**$ 2,749,445**	$ 2,668,226	$ 2,364,180
Book value per share of common stock					
Common shareholders' equity	**$ 248,414**	$ 241,409	**$ 248,414**	$ 245,423	$ 241,409
Ending common shares issued and outstanding	**8,650.8**	8,836.1	**8,650.8**	8,661.5	8,836.1
Book value per share of common stock	**$ 28.72**	$ 27.32	**$ 28.72**	$ 28.33	$ 27.32
Tangible book value per share of common stock					
Tangible common shareholders' equity	**$ 178,232**	$ 171,510	**$ 178,232**	$ 175,197	$ 171,510
Ending common shares issued and outstanding	**8,650.8**	8,836.1	**8,650.8**	8,661.5	8,836.1
Tangible book value per share of common stock	**$ 20.60**	$ 19.41	**$ 20.60**	$ 20.23	$ 19.41

Certain prior-period amounts have been reclassified to conform to current-period presentation.

Current-period information is preliminary and based on company data available at the time of the presentation.